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                                                                    EXHIBIT (11)

                 THE LINCOLN ELECTRIC COMPANY AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                      YEAR ENDED DECEMBER 31
                                                                   ----------------------------
                                                                    1995      1994       1993
                                                                   -------   -------   --------
Primary and fully diluted:
     Average shares outstanding..................................   23,350    21,940     21,704
                                                                   =======   =======   ========
     Income (loss) before cumulative effect of accounting
       change....................................................  $61,475   $48,008   $(40,536)
     Cumulative effect to January 1, 1993 in method of accounting
       for income taxes..........................................                         2,468
                                                                   -------   -------   --------
     Net income (loss)...........................................  $61,475   $48,008   $(38,068)
                                                                   =======   =======   ========
Per share amounts:
     Income (loss) before cumulative effect of accounting
       change....................................................  $  2.63   $  2.19   $  (1.87)
     Cumulative effect to January 1, 1993 in method of accounting
       for income taxes..........................................                           .12
                                                                   -------   -------   --------
     Net income (loss)...........................................  $  2.63   $  2.19   $  (1.75)
                                                                   =======   =======   ========

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